Exhibit 99.1
CONTANGO OIL & GAS COMPANY
NEWS RELEASE
Contango Adopts Stockholder Rights Plan
     HOUSTON, TEXAS, October 1, 2008 — Contango Oil & Gas Company announced today that it has adopted a Stockholder Rights Plan (the “Plan”) that is designed to ensure that all stockholders of Contango receive fair value for their shares of Common Stock in the event of any proposed takeover of Contango and to guard against the use of partial tender offers or other coercive tactics to gain control of Contango without offering fair value to all of Contango’s stockholders.
     Kenneth R. Peak, Contango’s Chairman and Chief Executive Officer, said, “We believe that this Plan protects stockholder interests in the event that Contango is confronted with coercive or unfair takeover tactics, including offers that do not treat all stockholder interests fairly or do not maximize the value of Contango. After the termination of the data room process for the sale of the Company without an acceptable offer and with the recent unprecedented turmoil in our nation’s financial markets, we believe the adoption of the Plan at this time is a prudent step for the Board to take.”
     Mr. Peak continued, “I have reluctantly come to the conclusion that this Plan is necessary, particularly in light of on-going financial turmoil in our markets, to protect all shareholders. I want to stress that this Plan is not intended, nor will it operate, to prevent an acquisition of Contango on terms that are favorable and fair to all stockholders. The Plan is designed to deal with the problem of unilateral actions by hostile acquirors that are calculated to deprive the Board and stockholders of their ability to pursue Contango’s business strategies and otherwise to seek to maximize long-term value for all stockholders,” he said.
     Under the terms of the Plan, Rights will be distributed as a dividend at the rate of one Right for each share of Common Stock held as of the close of business on October 1, 2008. Stockholders will not actually receive certificates for the Rights at this time, but the Rights will become part of each outstanding share of Common Stock. An additional Right will be issued along with each share of Common Stock that is issued or sold by Contango after October 1, 2008. The Rights may only be exercised during a three-year period and are scheduled to expire on September 30, 2011.
     Each Right will entitle the holder to buy 1/100 of a share of Series F Junior Preferred Stock of Contango (the “Preferred Stock”) at an exercise price of $200 per share. The Rights will be exercisable and will trade separately from the shares of Common Stock only if a person or group acquires beneficial ownership of 20% or more of Contango’s Common Stock or commences a tender or exchange offer that would result in such a person or group owning 20% or more of the Common Stock (the “Triggering Event”). Only when one or more of these events occur will stockholders receive certificates for the Rights.

     If any person actually acquires 20% or more of shares of Common Stock — other than through a tender or exchange offer for all shares of Common Stock that provides a fair price and other acceptable terms for such shares — or if a 20%-or-more stockholder engages in certain “self-dealing” transactions or engages in a merger or other business combination in which Contango survives and its shares of Common Stock remain outstanding, the other stockholders will be able to exercise the Rights and buy shares of Common Stock of Contango having approximately twice the value of the exercise price of the Rights. Additionally, if Contango is involved in certain other mergers where its shares are exchanged or certain major sales of its assets occur, stockholders will be able to purchase a certain number of the other party’s Common Stock in an amount equal to approximately twice the value of the exercise price of the Rights.
     Mr. Peak continued, “For example, let us assume that the market price of Contango stock at the time of the Triggering Event is $50 per share. Each Right not otherwise voided would entitle its holder to purchase $400 worth of shares of Common Stock for $200. At $50 per share, each right would entitle its holder to purchase eight shares of Common Stock at the exercise price of $200. Alternatively, the holder can surrender each Right in exchange for four shares of Common Stock without the payment of any consideration other than the surrender of the Right.”
     Contango will be entitled to redeem the Rights at $0.01 per Right at any time until the earlier of (i) the tenth day following public announcement that a person has acquired a 20% ownership position in shares of Common Stock of Contango or (ii) the final expiration date of the Rights. Contango in its discretion may extend the period during which it may redeem the Rights.
     Contango is a Houston-based, independent natural gas and oil company. The Company’s core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.
     This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses;

potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.
CONTACT:
Contango Oil & Gas Company, Houston
Kenneth R. Peak, 713-960-1901
www.contango.com

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